THIRD AMENDMENT TO THE

LIMITED PARTNERSHIP AGREEMENT OF

LEXINGTON/LION VENTURE L.P.

This THIRD AMENDMENT TO THE LIMITED PARTNERSHIP AGREEMENT OF LEXINGTON/LION VENTURE L.P., dated as of December 29, 2005 (this “Amendment”), is made and entered into by and among Lexington Corporate Properties Trust, a Maryland real estate investment trust (“LXP”), LXP GP, LLC, a Delaware limited liability company (“LXP GP”), CLPF-LXP/LV, L.P., a Delaware limited partnership (the “Fund”), and CLPF-LXP/Lion Venture GP, LLC, a Delaware limited liability company (the “Fund GP”). Unless otherwise defined, all defined terms used herein shall have such meaning ascribed such terms in the Partnership Agreement.

WHEREAS, Lexington/Lion Venture L.P., a Delaware limited partnership (the “Partnership”) is governed by that certain Limited Partnership Agreement, dated and effective as of October 1, 2003, by and among LXP, as a limited partner of the Partnership, LXP GP, as a general partner of the Partnership, the Fund, as a limited partner of the Partnership, and the Fund GP, as a general partner of the Partnership, as amended by that certain First Amendment to the Partnership Agreement, dated as of December 4, 2003 and that certain Second Amendment to the Partnership Agreement, effective as of August 11, 2004 (the “Partnership Agreement”);

WHEREAS, pursuant to Section 12.12 of the Partnership Agreement, the Partnership Agreement may not be amended without the written consent of all of the Partners; and

WHEREAS, the parties hereto, constituting all of the Partners, desire to amend the Partnership Agreement in the manner set forth herein.

NOW, THEREFORE, the Partners, effective for all purposes as of the date hereof, hereby amend the Partnership Agreement as follows.

1.             Amendment to Section 1.1. – New Definitions. Section 1.1 of the Partnership Agreement is hereby amended by adding the following new defined terms thereto:

“LLSF Borrower Principal Obligations” shall mean the obligations of the Partnership as “Borrower Principal” under the LLSF Loan Documents.

“LLSF Loan Documents” shall mean the secured promissory notes and other documents, instruments and agreements executed and delivered in connection with that certain non-recourse mortgage loan in the original principal amount of approximately Twenty-Two Million Eighty Thousand and 00/100 Dollars ($22,080,000.00) from the LLSF Lender, which loan is secured by the LLSF Property.

“LLSF Lender” shall mean Bank of America, N.A., together with its successors and assigns.

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“LLSF Property” shall mean that certain real property and the improvements thereon located at 350 Rhode Island Street, San Francisco, California.

“Substitute Guarantor” shall mean a Person with minimum assets of $125,000,000, among other conditions of the lender under the LLSF Loan Documents, acceptable to such lender in its reasonable discretion, which Person shall assume all of the liabilities of the Partnership under the LLSF Loan Documents (subject to any limitations applicable thereto) first accruing after the date of such assumption.

2.             Amendment to Section 3.8(a) – Limitation on Partnership Indebtedness. Section 3.8(a) of the Partnership Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a)       Maximum Debt.  The total debt of the Partnership at any time shall not exceed sixty percent (60%) of the Partnership’s capitalization (i.e., aggregate of debt and equity).

3.             Amendment to Section 9.1 – Dissolution. Section 9.1 of the Partnership Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

Section 9.1        Dissolution. The Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (collectively, the “Liquidating Events”):

(i)     the reduction to cash or cash equivalents (other than purchase money notes obtained by the Partnership from the sale of Qualified Property) of the last remaining Qualified Property;

(ii)    the agreement in writing by the General Partners to dissolve the Partnership;

(iii)   the termination of the term of the Partnership pursuant to Section 2.5 hereof;

(iv)   the entry of a decree of judicial dissolution of the Partnership pursuant to Section 17-802 of the Act;

(v)     the election of the Fund GP to dissolve the Partnership pursuant to Section 8.3(d) hereof;

(vi)    all of the Qualified Properties have been sold to the LXP Partners, or their designees, or to the Fund Partners, or their designees, pursuant to the exercise of the Buy/Sell as provided in Section 11.1 hereof;

(vii)   the Bankruptcy, insolvency, dissolution or withdrawal from the Partnership of any LXP Partner or any Fund Partner, provided that the bankruptcy of any LXP Partner shall not constitute a Liquidating Event if the Partnership is continued pursuant to this Section 9.1; or

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(viii)        the election of any General Partner to dissolve the Partnership after the breach by any Fund Partner (in the case of the LXP GP) or any LXP Partner (in the case of the Fund GP) of any representation, warranty or covenant contained in this Agreement, which breach had or has a material adverse effect on the Partnership or such General Partner, and, if capable of cure, is not cured within fifteen (15) days after notice thereof from such General Partner.

The Partners hereby agree that, notwithstanding any provision of the Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of the events described in Section 9.1(v) or Section 9.1(vii) above (relating to the status of the LXP Partners), the Partnership shall not be dissolved or required to be wound up if within ninety (90) days after such event the Fund GP elects, in its sole and absolute discretion, to continue the business of the Partnership and to appoint, effective as of the date of such event, a successor Managing General Partner.

Notwithstanding anything herein to the contrary, prior to September 30, 2013, or, if the term of the Partnership is extended, the Business Day immediately preceding the extended termination date of the Partnership, the Partnership shall transfer the LLSF Borrower Principal Obligations, if any, to a Substitute Guarantor. In the event that prior to September 30, 2013, the Partnership is dissolved pursuant to the terms hereof and (i) both Partners assume an interest in the LLSF Property, then (A) each Partner shall provide a Substitute Guarantor, on a several and not joint basis, to assume the LLSF Borrower Principal Obligations and (B) any payments made with respect to the LLSF Borrower Principal Obligations by each Substitute Guarantor shall be made pro rata in accordance with the applicable transferring Partner’s Percentage Interest, or (ii) either the LXP Partner or the Fund Partner, but not both, assumes an interest in the LLSF Property, then such Partner shall provide a Substitute Guarantor to assume the LLSF Borrower Principal Obligations.

4.             Ratification and Confirmation of the Partnership Agreement; No Other Changes. Except as modified by this Amendment, the Partnership Agreement is hereby ratified and affirmed in all respects. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provision of the Partnership Agreement, other than as stated above.

5.             Further Assurances. Each of the parties hereto covenants and agrees to promptly take such action, and to cause such party’s affiliates to promptly take such action, as may be reasonably required to effectively carry out the intent and purposes of this Amendment.

6.             Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

7.             Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

LXP GP
LXP GP LLC By: /s/ Patrick Carroll Name: Patrick Carroll Title: Executive Vice President
LXP
LEXINGTON CORPORATE PROPERTIES TRUST By:/s/ Patrick Carroll Name: Patrick Carroll Title: Chief Financial Officer
THE FUND GP

CLPF-LXP/LION VENTURE GP, LLC

By: CLPF-LXP/LV, L.P., a Delaware limited partnership, its sole member
By: CLPF-LXP/LV GP, LLC, a Delaware limited partnership, its general partner
By: Clarion Lion Properties Fund Holdings, L.P., a Delaware limited partnership, its sole member
By: CLPF-Holdings, LLC, a Delaware limited liability company, its general partner
By: Clarion Lion Properties Fund Holdings REIT, LLC, a Delaware limited liability company, its sole member
By: Clarion Lion Properties Fund, LLC, a Delaware limited liability company, its managing member
By: ING Clarion Partners LLC, a New York limited liability company, its manager

By: /s/ Peter H. Zappulla___________
      Name: Peter H. Zappulla
      Title: Secretary

THE FUND

CLPF-LXP/LV, L.P.

By: CLPF-LXP/LV GP, LLC, a Delaware limited partnership, its general partner
By: Clarion Lion Properties Fund Holdings, L.P., a Delaware limited partnership, its sole member
By: CLPF-Holdings, LLC, a Delaware limited liability company, its general partner
By: Clarion Lion Properties Fund Holdings REIT, LLC, a Delaware limited liability company, its sole member
By: Clarion Lion Properties Fund, LLC, a Delaware limited liability company, its managing member
By: ING Clarion Partners LLC, a New York limited liability company, its manager

By: /s/ Peter H. Zappulla___________
      Name: Peter H. Zappulla
      Title: Secretary